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                                                                     EXHIBIT 16


May 9, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated May 9, 2002 of Cardinal Health, Inc. and subsidiaries filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP